(As filed June 27, 2002)
                                                                File No. 70-9645

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                     POS-AMC
                        (Post-Effective Amendment No. 6)
                                       to
                                    FORM U-L
                             APPLICATION/DECLARATION
                                      UNDER
                 THE PUBLIC UTILITY HOLDING COMPANY ACT OF 1935

                               EXELON CORPORATION
                           COMMONWEALTH EDISON COMPANY
                            10 South Dearborn Street
                                   37th Floor
                             Chicago, Illinois 60603

                               PECO ENERGY COMPANY
                               2301 Market Street
                        Philadelphia, Pennsylvania 19101

                         EXELON GENERATION COMPANY, LLC
                                 300 Exelon Way
                       Kennett Square, Pennsylvania 19348

                                INFRASOURCE, INC.
                                 200 Yale Avenue
                           Morton, Pennsylvania 19070

                              EXELON SERVICES INC.
                              2315 Enterprise Drive
                           Westchester, Illinois 60154

                  (Names of companies filing this statement and
                    addresses of principal executive offices)
            --------------------------------------------------------

                               EXELON CORPORATION

          (Name of top registered holding company parent of applicants)
            --------------------------------------------------------

                               Randall E. Mehrberg
                  Executive Vice President and General Counsel
                               Exelon Corporation
                            10 South Dearborn Street
                                   37th Floor
                             Chicago, Illinois 60603


                     (Name and address of agent for service)
             ------------------------------------------------------
      The Commission is requested to send copies of all notices, orders and communications in connection with this Application/Declaration to:

                                Harvey B. Dikter
                    Senior Vice President and General Counsel
                                InfraSource, Inc.
                                 200 Yale Avenue
                           Morton, Pennsylvania 19070

                              Constance W. Reinhard
                            Assistant General Counsel
                        Exelon Business Services Company
                            10 South Dearborn Street
                                   35th Floor
                                Chicago, IL 60603
                                 (312) 394-3604
                        constance.reinhard@exeloncorp.com

                           William T. Baker, Jr., Esq.
                            Thelen Reid & Priest LLP
                               40 West 57th Street
                            New York, New York 10019

     Post-Effective Amendment No. 1, filed in this proceeding on April 4, 2001, as amended by Post-Effective Amendments Nos. 3, 4, and 5(1) is hereby further amended as follows:

     1. By replacing the paragraph added by Post Effective Amendment No. 3, as replaced by Post Effective Amendment No. 5, with the following paragraph at the end of Item 1.3:

     "As indicated, under the Merger Order, the Commission granted an interim exemption under Section 13(b) of the Act from the at-cost standards of Rules 90 and 91 with respect to certain types of services rendered to and by the Utility Subsidiaries, including the infrastructure services provided by InfraSource, Inc.(2) and mechanical contracting services provided by ES, as described above. The Merger Order specifies that, as of January 1, 2002, all these transactions will be performed at cost in accordance with Rules 90 and 91. By supplemental order dated December 20, 2001 in this proceeding (Holding Co. Act Release No. 27480) (the "Supplemental Order") the Commission extended the interim exemption granted under the Merger Order from December 31, 2001 until June 30, 2002. It is now requested that, pending completion of the record, the Commission issue a second supplemental order extending the interim exemption granted under the Merger Order and extended by the Supplemental Order from June 30, 2002 until February 28, 2003. Applicants will complete the record by November 30, 2002. The affiliate agreements are currently in compliance with applicable affiliate transaction rules adopted by the Pennsylvania and Illinois Commissions. The eight-month extension will give the Commission two months beyond year-end, traditionally its busiest time, to act. It is requested that the Commission issue a second supplemental order extending the interim exemption as soon as practical and in any event not later than June 30, 2002, so that the status of any existing affiliate agreements is not called into question. Applicants state that, absent a Commission order granting any further extension by February 28, 2003, the at cost provisions of the Act will be followed after February 28, 2003."

----------
     (1) Post-Effective Amendment No. 2, which was filed on October 1, 2001, relates to matters that are not the subject of Post Effective Amendment No. 1. Post-Effective Amendment No. 3, which was filed on December 14, 2001, requested a supplemental order extending the interim exemption granted under the Merger Order from December 31, 2001 until June 30, 2002. Post-Effective Amendment No. 4, which was filed on December 20, 2001, corrected a typographical error in Post-Effective Amendment No. 3. Post-Effective Amendment No. 5, which was filed on May 30, 2002, requested a second supplemental order extending the interim exemption granted under the Merger Order from June 30, 2002 until February 28, 2003.

     (2) Since the date of the Supplemental Order referred to in this paragraph, EIS has changed its name to "InfraSource Inc."

                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Public Utility Holding Company Act of 1935, the undersigned companies have duly caused this statement to be signed on their behalves by the undersigned thereunto duly authorized.

                                         EXELON CORPORATION

                                         By: /s/ Randall Mehrberg
                                             ----------------------------
                                         Name:   Randall Mehrberg
                                         Title:  Executive Vice President and
                                                 General Counsel

                                         INFRASOURCE, INC.

                                         By: /s/ Harvey B. Dikter
                                             ----------------------------
                                         Name:   Harvey B. Dikter
                                         Title:  Senior Vice President and
                                                 General Counsel

                                         EXELON SERVICES INC.

                                         By: /s/ John Caraher
                                             ----------------------------
                                         Name:   John Caraher
                                         Title:  Vice President-Finance

                                         COMMONWEALTH EDISON COMPANY
                                         PECO ENERGY COMPANY
                                         EXELON ENERGY GENERATION COMPANY,LLC

                                         BY EXELON CORPORATION

                                         By: /s/ Randall Mehrberg
                                             ----------------------------
                                         Name:   Randall Mehrberg
                                         Title:  Executive Vice President and
                                                 General Counsel


Date: June 27, 2002